UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 30, 2009
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DIVERSIFIED PRODUCT INSPECTIONS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	0-25429	59-3087128
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1059 East Tri-County Blvd., Oliver Springs, Tennessee 37840

 (Address of Principal Executive Office) (Zip Code)

(865) 482-8480
(Registrant’s telephone number, including area code)

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As of April 30, 2009, Diversified Product Inspections, Inc. (the “Company”), Diversified Product Inspections, LLC, a Tennessee limited liability company (the “Buyer”), John Van Zyll, Ann Furlong, and Marvin Stacy (the “Management”), Sofcon, Limited, a Belize corporation, EIG Venture Capital, Limited, a Belize corporation and EIG Capital Investments, Limited, a Belize corporation (collectively, the “Plaintiffs”) closed the Settlement Agreement and Asset Purchase Agreement dated September 30, 2008 (the “Agreement”) among the parties. Pursuant to the terms of the Agreement, the Company transferred substantially all of its assets to the Buyer, the Buyer assumed all of the Company’s liabilities, and the Company paid $250,000 to one of the Plaintiffs. The Buyer is controlled by the Company’s Management. The Management sold 3,000,000 shares of common stock for $300 to one of the Plaintiffs, which is controlled by Jan Telander, and cancelled the remainder of their shares and all of their options to purchase shares of common stock, thereby reducing dilution to shareholders. Effective as of the Closing, there were 13,645,990 shares of common stock outstanding.

Mr. Telander caused each of the Plaintiffs to dismiss with prejudice the litigation they had previously filed against the Company and the Management in state court in Florida. Prior to the closing, the Company was controlled by Mr. Van Zyll, Mr. Stacy and Ms. Furlong. As a result of the Agreement, there was a change in control of the Company as Mr. Telander is now the beneficial owner of 8,361,697 shares of common stock giving him 61.3% ownership of the Company.

As of the closing, the Company is a shell corporation with no assets or liabilities.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information provided under Item 1.01 above, where applicable, is incorporated under this Item 2.01

Item 5.01	Changes in Control of Registrant.

The information provided under Item 1.01 above, where applicable, is incorporated under this Item 5.01

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the terms of the Agreement, John Van Zyll, Chairman of the Board and Chief Executive Officer, Ann Furlong, Secretary and director, Marvin Stacy, Chief Operating Officer and director, Warren Wankelman, Vice President of Marketing and director, and Matt Walters, Chief Information Officer and director, resigned from their positions with the Company.  Mr. Telander is now the sole officer and director of the Company. Mr. Telander was appointed Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer.

Mr. Jan Telander, age 59, has been the president of  EIG Venture Capital Ltd (“EVC”) since 2001.  EVC was founded by Mr. Telander and two other family members as a private investment company with an aim to purchase early stage companies and build these into larger entities with a view to seek exit through public listing on a suitable stock exchange.  From 2001 until May 31, 2008, Mr. Telander was a member of the Board of Directors of Gas Turbine Efficiency, Inc., an EIG portfolio company.  Mr. Telander also controls the other Plaintiffs in the litigation which was settled as part of the closing of the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DIVERSIFIED PRODUCT INSPECTIONS, INC.

By:	/s/ John Van Zyll
John Van Zyll
Chief Executive Officer

Date:  May 1, 2009